Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Compass Diversified Holdings and Compass Group Diversified Holdings LLC Annual Report on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ryan J. Faulkingham, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2014	By:	/s/ Ryan J. Faulkingham
Ryan J. Faulkingham Regular Trustee of Compass Diversified Holdings Chief Financial Officer Compass Group Diversified Holdings LLC

The foregoing certification is being furnished to accompany Compass Diversified Holdings and Compass Group Diversified Holdings LLC’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Compass Diversified Holdings and Compass Group Diversified Holdings that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Compass Diversified Holdings and Compass Group Diversified Holdings LLC and will be retained by Compass Diversified Holdings and Compass Group Diversified Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.